Exhibit 99.1

NYSE Euronext Announces 2009 Annual Meeting Shareholder Vote Results

New York, April 2, 2009 – At the company’s annual meeting today, NYSE Euronext (NYX) shareholders elected the full slate of 18 directors to its Board, ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2009, rejected a non-binding shareholder proposal to institute certificated shares, and approved a non-binding shareholder proposal to adopt a simple majority vote requirement for certain items submitted for shareholder approval in the company’s charter and bylaws.

The company’s Inspector of Elections, MacKenzie Partners, Inc., informed the company that shareholders elected the following persons to the Board of Directors:

Director	For	Withheld
Jan-Michiel Hessels (Chairman of the Board)	180,379,520	7,557,958
Marshall N. Carter (Deputy Chairman)	180,245,340	7,692,138
Duncan L. Niederauer (Chief Executive Officer)	180,784,130	7,153,348
Jean-François Théodore (Deputy Chief Executive Officer)	180,523,427	7,414,051
Ellyn L. Brown	180,417,178	7,520,300
Patricia M. Cloherty	179,890,754	8,046,724
Sir George Cox	179,953,343	7,984,135
Sylvain Hefes	180,007,312	7,930,166
Dominique Hoenn	180,016,581	7,920,897
Shirley Ann Jackson	173,554,393	14,383,085
James S. McDonald	179,400,788	8,536,690

Duncan M. McFarland	174,381,640	13,555,838
James J. McNulty	180,659,891	7,277,587
Baron Jean Peterbroeck	179,897,657	8,039,821
Alice M. Rivlin	179,767,211	8,170,267
Ricardo Salgado	171,926,650	16,010,827
Rijnhard van Tets	179,660,670	8,276,808
Sir Brian Williamson	172,105,795	15,831,683

The following table lists the vote results for the remaining proposals.

Proposal	For	Against	Abstain
Ratification of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2009	185,352,144	2,180,643	404,691
Shareholder proposal to institute certificated shares	13,132,686	109,386,390	2,225,987
Shareholder proposal to adopt a simple majority vote requirement for certain items submitted for shareholder approval in the company’s charter and bylaws	95,454,722	28,115,795	1,174,546

About NYSE Euronext

NYSE Euronext (NYX) is the world’s most diverse exchange group, offering a broad and growing array of financial products and services in Europe and the United States that include cash equities, futures, options, exchange-traded products, bonds, market data, and commercial technology solutions. With over 8,000 listed issues globally, NYSE Euronext’s equities markets — the New York Stock Exchange, Euronext, NYSE Arca, and NYSE Amex — represent nearly 40% of the world’s cash equities trading volume, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, the leading European derivatives business and the world’s second largest derivatives business by value of trading. NYSE Euronext offers comprehensive global commercial technology, connectivity, and market data products and services through its innovative trading solutions unit, NYSE Technologies. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information, please visit: www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2007 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on May 15, 2008 under No. R. 08-054), 2008 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.